Exhibit 21

SUBSIDIARY LISTING OF CONOCOPHILLIPS

Listed below are subsidiaries of the registrant at December 31, 2012. Certain subsidiaries are omitted since such companies considered in the aggregate do not constitute a significant subsidiary.

Company Name	Incorporation Location
Ashford Energy Capital S.A.	Luxembourg
BR (Global) Holdings B.V.	Netherlands
BROG LP LLC	Delaware
Burlington Resources (Irish Sea) Limited	England
Burlington Resources (Netherlands) B.V.	Netherlands
Burlington Resources (UK) Holdings Limited	England
Burlington Resources Canada (Hunter) Ltd.	Alberta
Burlington Resources China Holdings Limited	Bermuda
Burlington Resources China LLC	Delaware
Burlington Resources Finance Company	Nova Scotia
Burlington Resources Inc.	Delaware
Burlington Resources International Holdings LLC	Delaware
Burlington Resources International Inc.	Delaware
Burlington Resources Offshore Inc.	Delaware
Burlington Resources Oil & Gas Company LP	Delaware
Burlington Resources Trading LLC	Delaware
Canadian Hunter Resources	Alberta
Conoco Funding Company	Nova Scotia
Conoco Orinoco Inc.	Delaware
ConocoPhillips (03-12) Pty Ltd	Victoria
ConocoPhillips (Browse Basin) Pty Ltd	Western Australia
ConocoPhillips (Grissik) Ltd.	Bermuda
ConocoPhillips (U.K.) Eta Limited	England
ConocoPhillips (U.K.) Limited	England
ConocoPhillips (U.K.) Sigma Limited	England
ConocoPhillips (U.K.) Theta Limited	England
ConocoPhillips (U.K.) Zeta Limited	England
ConocoPhillips Alaska, Inc.	Delaware
ConocoPhillips Algeria Ltd.	Cayman Islands
ConocoPhillips ANS Marketing Company	Delaware
ConocoPhillips Asia Ventures Pte. Ltd.	Singapore
ConocoPhillips Australia Gas Holdings Pty Ltd	Western Australia
ConocoPhillips Australia Holdings Pty Ltd	Australia
ConocoPhillips Australia Pacific LNG Pty Ltd	Western Australia
ConocoPhillips Australia Pty Ltd	Western Australia
ConocoPhillips Bohai Limited	Bahamas
ConocoPhillips Canada (BRC) Partnership	Alberta
ConocoPhillips Canada (North) Limited	Canada
ConocoPhillips Canada Energy Partnership	Alberta

Company Name	Incorporation Location
ConocoPhillips Canada Marketing & Trading ULC	Alberta
ConocoPhillips Canada Resources Corp.	Alberta
ConocoPhillips China Inc.	Liberia
ConocoPhillips Funding Ltd.	Bermuda
ConocoPhillips Golden Pass Holdings LLC	Delaware
ConocoPhillips Gulf of Paria B.V.	Netherlands
ConocoPhillips Hamaca B.V.	Netherlands
ConocoPhillips Holdings Limited	England
ConocoPhillips Indonesia Holding Ltd.	British Virgin Islands
ConocoPhillips Indonesia Inc. Ltd.	Bermuda
ConocoPhillips Libya Waha Ltd.	Cayman Islands
ConocoPhillips N Block B.V.	Netherlands
ConocoPhillips NGL Marketing (Canada) ULC	Alberta
ConocoPhillips Norge	Delaware
ConocoPhillips North Caspian Ltd.	Liberia
ConocoPhillips Petroleum Company U.K. Limited	England
ConocoPhillips Petroleum Holdings B.V.	Netherlands
ConocoPhillips Petrozuata B.V.	Netherlands
ConocoPhillips Pipeline Australia Pty Ltd	Western Australia
ConocoPhillips Qatar Funding Ltd.	Cayman Islands
ConocoPhillips Qatar Ltd.	Cayman Islands
ConocoPhillips Russia Inc.	Delaware
ConocoPhillips Sabah Gas Ltd.	Cayman Islands
ConocoPhillips Sabah Ltd.	Bermuda
ConocoPhillips Skandinavia AS	Norway
ConocoPhillips Surmont Partnership	Alberta
ConocoPhillips Transportation Alaska, Inc.	Delaware
ConocoPhillips WA-248 Pty Ltd	Western Australia
ConocoPhillips Western Canada Partnership	Alberta
Continental Oil Company (Nederland) B.V.	Netherlands
COP Holdings Limited	England
Darwin LNG Pty Ltd	Western Australia
Dubai Petroleum Company	Delaware
Inexco Oil Company	Delaware
Phillips Coal Company	Nevada
Phillips International Investments, Inc.	Delaware
Phillips Investment Company LLC	Nevada
Phillips Oil Company Nigeria Ltd.	Nigeria
Phillips Petroleum International Corporation LLC	Delaware
Phillips Petroleum International Investment Company LLC	Delaware
Phillips-San Juan Partners, L.P.	Delaware
Polar Tankers, Inc.	Delaware
Sooner Insurance Company	Vermont
The Louisiana Land and Exploration Company LLC	Maryland

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